Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated January 28, 2002 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 22, 2002 with respect to the financial statements of American Enterprise Variable Annuity Account - AEL Personal Portfolio Plus(2) and AEL Personal Portfolio/AEL Personal Portfolio Plus (comprised of subaccounts ESI, ECR, EMS, EIE, EMG, EGD, EAG, EGN, EIN, EVA, EIG, EVL, ESB, EWG, EEQ, EMD, ESC, EUS, EGR, EHI, EDI, EPD, EGI, EPG, EHY, EPH, ENO and EPV), included in Post-Effective Amendment No. 15 to the Registration Statement (Form N-4, No. 33-54471) and related Prospectus for the registration of the AEL Personal Portfolio Plus(2) and AEL Personal Portfolio/AEL Personal Portfolio Plus Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.

/s/ Ernst & Young
    Minneapolis, Minnesota
    April 29, 2002